UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  June 6, 2014
Date of earliest event reported:  June 6, 2014
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2014, MAXIMUS announced that its Board of Directors has appointed Richard J. Nadeau as the Company’s Chief Financial Officer and Treasurer. A copy of the press release announcing the appointment of Mr. Nadeau is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Nadeau’s annual base salary is $425,000, and his target for the Management Bonus Program (“MBP”) is 65% of his base salary.  He will be eligible for MBP and long-term equity awards and will participate in the Income Continuity Plan on the same terms and conditions applicable to other executives of the Company.  He will receive a sign-on bonus of $250,000 which must be repaid in full if he voluntarily terminates his employment or is terminated for cause within the first year.  He will also receive a grant of restricted stock units (“RSUs”) valued at $750,000 which will vest in equal installments over a five-year period with the first vesting on September 30, 2014.  Any unvested RSUs will be forfeited if he voluntarily terminates his employment or is terminated for cause.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is being furnished pursuant to Item 5.02 above.
Exhibit No.	Description

99.1	Press release dated June 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	June 6, 2014	By:	/s/	David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 6, 2014